Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (“Sixth Amendment”), dated as of December 19, 2002, is entered into by and among ARTESYN TECHNOLOGIES, INC., a Florida corporation (the “Company”), as a borrower, ARTESYN CAYMAN LP, a Cayman Islands exempted limited partnership, ARTESYN NORTH AMERICA, INC., a Delaware corporation, and ARTESYN TECHNOLOGIES COMMUNICATION PRODUCTS, INC., a Wisconsin corporation as Subsidiary Borrowers, the financial institutions party to the Credit Agreement, as Lenders and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

RECITALS

A.    The Company, certain Subsidiary Borrowers, the Guarantors, the Lenders, and the Administrative Agent are parties to a Credit Agreement dated as of January 23, 2001 (as amended and modified supplemented from time to time the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Company and certain of its Subsidiaries.

B.    The Company and the Lenders agree to the Credit Agreement as set forth in this Sixth Amendment.

C.    The Required Lenders are willing to amend the Credit Agreement, subject to the terms and conditions of this Sixth Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1     Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

2.    Amendments to Section 1.01 of Credit Agreement.

(i) Section 1.01 of the Credit Agreement shall be amended

(a) by deleting the definition of “Applicable Rate” in its entirety and replacing it with the following:

“Applicable Rate” means, for Eurocurrency Rate Loans, 350 basis points per annum, and for Base Rate Loans, 250 basis points per annum through June 30, 2003 and thereafter for Eurocurrency Rate Loans, 550 basis points per annum, and for Base Rate Loans, 450 basis points per annum through Maturity.”

(b) by deleting the definition of “Aggregate Available Commitment” in its entirety and replacing it with the following:

“Aggregate Available Commitment” means, as of any date of determination (a) from and after the Sixth Amendment Closing Date, $40,000,000.00, provided, however, that there shall be a reduction of $5,000,000.00 on March 31, 2003, a further reduction of $5,000,000.00 on June 30, 2003, a further reduction of $5,000,000 on September 30, 2003 and an additional reduction of $10,000,000.00 on December 31, 2003.”

(c) by deleting from the definition of “Audited Financial Statements” the number “2000” and inserting in lieu thereof the number “2001”;

(d) by deleting the definition of “Collateral” in its entirety and replacing it with the following:

“Collateral” means, collectively, (i) all “Collateral”, as such term is defined in any of the Collateral Documents, (ii) all deposit accounts (as defined in the Code) and investment property (as defined in the Code) of the Borrowers and the Guarantors and money maintained therein howsoever denominated, and (iii) all properties, rights, interests and privileges from time to time subject to the lien and security interests granted to the Administrative Agent for the benefit of the L/C Issuer and the Lenders pursuant to Cash Collateralizations.”

(e) by deleting the definition of “Consolidated EBITDA” in its entirety and replacing it with the following:

“Consolidated EBITDA” means for any period, the Consolidated Net Income (or loss) of the Company and its Subsidiaries for such period, adjusted by adding thereto (or subtracting, in the case of a gain) the following amounts to the extent deducted or included, as applicable, when calculating Consolidated Net Income: (a) Consolidated Interest Expense, (b) income taxes, (c) any extraordinary gains or losses, determined in accordance with GAAP, (d) restructuring costs including but not limited to such things as severance of employees, remaining contractual obligations (such as leases) and asset write-offs, the total cash cost of which shall not exceed $27 million from and after January 1, 2002 throughout the remaining term of the Loan, (e) all amortization expense and/or impairment charges related to goodwill and other intangibles, (f) depreciation, (g) any non-cash gains or losses resulting from the cumulative effect of changes in accounting principles, (h) legal expenses related to pending legal proceedings and any settlement thereof (up to a maximum of $5 million), (i) $16 million of inventory provisions from the fourth quarter of 2002 only, and (j) all impairment charges resulting from FAS144.

(f) by deleting the definition of “Eligible Working Capital” in its entirety and replacing it with the following:

“Eligible Working Capital” means as of any date of determination an amount equal to eighty percent (80%) of the aggregate face amount of Borrowers’ and their Subsidiaries’

accounts receivable that are not more than sixty days past due from customer payment terms and that have customer payment terms not greater than ninety days.”

(g) by deleting the definition of “Excess Availability” in its entirety,

(h) by deleting the definition of “Outstanding Amount” in its entirety and inserting in lieu thereof the following:

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding Dollar Equivalent principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; provided, however that the Outstanding Amount shall in no case exceed $25,000,000 unless, as of any date of determination, Consolidated EBITDA exceeds $5,000,000 for the immediately preceding four full fiscal quarters of the Company.”

(iii) Section 1.01 of the Credit Agreement shall be further amended by inserting the following additional defined terms in their respective alphabetical order:

(a) “Permitted Consolidations” means, collectively, (i) the dissolution of Spider Software, Inc., a Massachusetts corporation, and the transfer of all of the assets of Spider Software, Inc. to Artesyn Communication Products LLC, (ii) the dissolution of Artesyn Germany and the transfer of all of the assets of Artesyn Germany to Artesyn Cayman LP, and (iii) the dissolution of Artesyn Barbados and the transfer of all of the assets of Artesyn Babardos to the Company, in each of cases (i), (ii) and (iii), upon documentation reasonably acceptable to the Administrative Agent.”

(b) “Sixth Amendment Closing Date” means December 19, 2002.”

3.    Additional Amendments to Credit Agreement.

(i) Section 2.09 of the Credit Agreement is amended as follows:

(a) Subsection (a) of Section 2.09 of the Credit Agreement is amended by deleting therefrom the term “0.50% per annum” and inserting in lieu thereof the term “0.75% per annum”.

(b) Subsection (d) of Section 2.09 of the Credit Agreement is amended by deleting such subsection in its entirety and inserting in lieu thereof the following:

“(d) Amendment Fees. The Company agrees to pay on the Sixth Amendment Closing Date to the Administrative Agent, for its own account and for the account of all Lenders who have consented to the execution, delivery and performance of the Sixth

Amendment, an amendment fee equal to .50% of the Aggregate Commitments as of the Sixth Amendment Closing Date, calculated based on each Lender’s Commitment and allocated by the Administrative Agent. Such amendment fee is for the credit facilities committed by the Lenders under this Agreement and is fully earned on the date paid. The amendment fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.”

(ii) Section 2.09 of the Credit Agreement is amended by adding new subsection 2.09(e) “Quarterly Fee” as follows:

“(e) Quarterly Fee. The Company agrees to pay to the Administrative Agent, for its own account and for the account of all Lenders, a quarterly fee based on the Aggregate Commitments of the Sixth Amendment, calculated based on each Lenders’ Commitment and allocated by the Administrative Agent, in the following amounts due on the following dates:

100 basis points	March 31, 2003
100 basis points	June 30, 2003
200 basis points	September 30, 2003
200 basis points	December 31, 2003”

(iii) Section 6.06(b) of the Credit Agreement is amended by deleting from such Section the words “Sections 6.11, 6.12 and 6.13” and inserting in lieu thereof the words “Sections 6.11 and 6.12”.

(iv) Section 6.11 of the Credit Agreement is amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“6.11 Minimum Liquidity. The Borrowers shall not permit, at the last day of any fiscal quarter, the sum of the aggregate amount of unencumbered (by other than the Liens granted to the Agent and the Lenders) cash on hand of the Borrowers and their Subsidiaries as of such date to be less than $30,000,000.”

(v) Section 6.13 of the Credit Agreement is amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“6.13 Bank Accounts. The Borrowers shall not, and shall not permit their Domestic Subsidiaries or any other Guarantor to, maintain any deposit or investment accounts other than with financial institutions which are Lenders hereunder and as to which accounts such Borrower, Subsidiary or other Guarantor, on the one hand, and such financial institutions or institutions, on the other hand, have entered into a Blocked Account Agreement”.

(vi) Section 7.02(a) of the Credit Agreement is amended by deleting from such Section 7.02(a) the words “and (ii)” and inserting in lieu thereof the words “, (ii) the Permitted Consolidations, and (iii)”.

(vii) Section 7.02(b) of the Credit Agreement is amended by inserting immediately after the words “notes and accounts receivable” the words “other than the Permitted Consolidations”.

(viii) Section 8.01(c) of the Credit Agreement is amended by deleting from such Section the words “Sections 6.11, 6.12 and 6.13” and inserting in lieu thereof the words “Sections 6.11 and 6.12”.

(ix) Schedule 2.01 to the Credit Agreement is amended by deleting such Schedule in its entirety and inserting in lieu thereof such Schedule 2.01 set forth as Exhibit A hereto.

(x) Schedule 11.02 to the Credit Agreement is amended by deleting from such Schedule the notice information for Bank of America, N.A., and inserting in lieu thereof the following:

“BANK OF AMERICA, as Administrative Agent

Administrative Agent    Lending and Administrative Notices

Bank of America, N.A.
1455 Market Street, 5th Floor
Mail Code CA5-701-05-19
San Francisco, CA 94103

Attention:     Robert J. Rittelmeyer
    Vice President
Telephone:    415 436 2616
Facsimile:     415 503 5099
e-mail:           robert.j.rittelmeyer@bankofamerica.com

(for payments and Requests for Credit Extensions)

Bank of America, N.A.
Mail Code: CA4-706-05-09
Agency Administrative Services
1850 Gateway Boulevard
Concord, California 94520-3282

Attention:      Brian Graybill,
Telephone:    (925) 675-8414
Facsimile:     1-888-969-2621
Account No:  3750836479
Ref:                Artesyn
ABA#:            111000012

L/C Issuer:

Bank of America, N.A.
Trade Operations-Los Angeles #22621

333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466

Attention:     Sandra Leon, Vice President
Telephone:   (213) 345-5231
Facsimile:    (213) 345-6694
Email:           sandra.leon@bankofamerica.com

Other Notices as a Lender:

Bank of America, N.A.
Mail Code: CA5-705-12-08
Technology
555 California Street, 12th Floor
San Francisco, CA 94104-1502

Attention:     Doug Meckelnburg, Principal
Telephone:  (415) 953-9155
Facsimile     (415) 622-0632
Email:           douglas.meckelnburg@bankofamerica.com”

4.    Representations and Warranties. The Company and each of the other Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

(a) No Default or Event of Default (other than the Waived Defaults) has occurred and is continuing.

(b) The execution, delivery and performance by the Company and the other Borrowers of this Sixth Amendment has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. This Sixth Amendment and the Credit Agreement as amended by the First Waiver and Amendment and the Second Waiver and Amendment and as modified by the Third Waiver and Amendment and Fourth Amendment and Fifth Amendment each constitute the legal, valid and binding obligation of the Company and each of the other Borrowers which are parties thereto, respectively, enforceable against them in accordance with their respective terms, without defense, counterclaim or offset.

(c) None of the Organization Documents of the Company or any of the other Borrowers has been amended or modified since April 18, 2002.

(d) Other than the last sentence of Section 5.05 of the Credit Agreement, and after giving effect to the updated Schedules delivered in connection with the Waiver and Third Amendment and updated Schedules 5.01 and 5.18 attached hereto, all representations and warranties of the Company and each of the other Borrowers contained in the Credit Agreement are true and correct in all material respects as of the Effective Date.

(e) There are no Subsidiary Borrowers other than those Borrowers executing this Sixth Amendment as Subsidiary Borrowers.

(f) Neither the Company nor any of its Subsidiaries has entered into or incurred any Contractual Obligation which consists of or contains a negative pledge (as defined in, and other than as permitted by, Section 4(f) of the First Waiver and Amendment).

(g) The Company and each of the other Borrowers is entering into this Sixth Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Lenders, any of their respective Affiliates or any other Person and hereby acknowledge and agree that they are not aware (i) of any claim or cause of action against the Administrative Agent, any Lender or any of their respective Affiliates, directors, officers, agents or employees, arising from or in connection with the Loan Documents or otherwise and (ii) that there are any claims, demands, offsets or defenses at law or in equity that would defeat or diminish the rights and remedies of Administrative Agent or the Lenders under the Loan Documents.

5.    Effective Date. This Sixth Amendment will become effective as of December 19, 2002 provided that each of the following conditions precedent is satisfied before the close of business on such date (the “Effective Date”):

(a) The Administrative Agent has received from the Company, the Subsidiaries of the Company party hereto and each of the Required Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) of this Sixth Amendment by no later than 12:00 PM (New York time) on December 19, 2002.

(b) The Administrative Agent has received from the Company, each of the other Borrowers and each Guarantor a copy of a resolution passed by the board of directors of such corporation (or other evidence satisfactory to the Administrative Agent in the case of such a Person which is not a corporation), certified by the secretary or an Assistant Secretary of such corporation (or such other Person satisfactory to the Administrative Agent in the case of such a Person which is not a corporation) as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Sixth Amendment and/or the Guarantors’ Consent (as defined below), as the case may be.

(c) The Administrative Agent shall have received from the Company a certificate of a Responsible Officer of the Company dated as of the Effective Date stating that all representations and warranties contained herein are true and correct on and as of the Effective Date as though made on and as of such date.

(d) The Administrative Agent shall have received from each of the Guarantors a duly executed original (or, if elected by the Agent, an executed facsimile copy) of a Guarantors’ Acknowledgment and Consent in the form attached hereto as Exhibit D (the “Guarantors’ Consent”).

(e) The Administrative Agent shall have received an opinion of counsel to the Borrowers and the Guarantors in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(f) The Company shall have paid (i) the expenses of the Administrative Agent, the Lenders, and their respective attorneys, payable under Section 7h) of this Agreement as to which expenses the Borrowers shall have received invoices from the Administrative Agent, and (ii) the amendment fee equal to .50% of the Aggregate Commitments as of the Effective Date.

(g) Each of the Borrowers and the Guarantors shall have duly authorized, executed and delivered the First Amendment to Security Agreement in the form of Exhibit B hereto together with evidence satisfactory to the Administrative Agent that the Administrative Agent (for the benefit of the Lenders) has a valid first priority security interest in the Collateral identified in the Security Agreement (subject only to Liens permitted under Section 7.04 of the Credit Agreement), including (w) Blocked Account Agreements required by the Administrative Agent in the form of Exhibit C hereto, and (x) such documents duly executed by the Borrower and each Guarantor as the Agent may request with respect to the perfection of its security interests in the Collateral identified in the Amended Security Agreement (including financing statements under the UCC, patent, trademark and copyright security agreements and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Security Agreement).

(i) The Outstanding Amount of Loans and L/C Obligations shall be reduced by prepayment to $25,000,000, and there shall be no other Obligations (whether for interest, fees, expenses or otherwise) owing under the Existing Credit Agreement, on one Business Day’s notice to the Administrative Agent (and in respect of such notice, the Administrative Agent and the Required Lenders hereby waive, on a one time basis, the requirement that such notice be received five Business Days prior to the date of such prepayment).

(j) The Administrative Agent shall have received an irrevocable notice in the form of Exhibit E hereto from the Company in accordance with Section 2.06 of the Credit Agreement permanently reducing the Aggregate Commitments to $40,000,000 (and in respect of such notice, the Administrative Agent and the Required Lenders hereby waive, on a one time basis, the requirement that such notice be received five Business Days prior to the date of such reduction).

For purposes of determining compliance with the conditions specified in this Section 6, each Lender that has executed the Sixth Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

6.    Release. Each of the Borrowers hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, servants, employees, agents, attorneys, financial advisors, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Lender Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Borrower ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the Effective Date of this Sixth Amendment and which were in any manner related to the Loan Documents or the enforcement by the Administrative Agent of rights, remedies or recourses related thereto.

7.    Miscellaneous.

Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Sixth Amendment. This Sixth Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement and all other Loan Documents.

(b) This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Sixth Amendment.

(c) THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(d) This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a party hereto shall bind such party with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

(e) This Sixth Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Sixth Amendment supersedes all prior drafts and communications with respect thereto. This Sixth Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

(f) If any term or provision of this Sixth Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Sixth Amendment or the Credit Agreement or the First Waiver and Amendment, the Second Waiver and Amendment, the Waiver and Third Amendment, the Fourth Amendment, and the Fifth Amendment, respectively.

(g) No Borrower shall include any reference (written or oral) to the Administrative Agent, any Lender or any Loan Document in any public statement, disclosure, filing or press release unless the inclusion of such reference is required by applicable Law (in the reasonable opinion of the Company and its counsel). To the extent any such reference is made none of the Administrative Agent or any Lender shall be deemed to have approved, consented to or otherwise authorized the same, unless such approval, consent or authorization shall be in writing executed by the Administrative Agent and each Lender referred to therein.

(h) The Company covenants to pay to or reimburse the Administrative Agent and the Lenders, upon demand, for all costs and expenses (including reasonable attorneys’ fees and allocated costs of in-house counsel) (i) incurred in connection with the development, preparation, negotiation, execution and delivery of this Sixth Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith, and (ii) any and all other accrued but unpaid amounts due and owing in accordance with Section 11.04 of the Credit Agreement.

IN WITNESS WHEREOF, the Company and the other Borrowers have caused this Sixth Amendment to be duly executed in the City of New York, New York and the other parties hereto have caused this Sixth Amendment to be duly executed, each as of the date first above written

ARTESYN TECHNOLOGIES, INC., as a Borrower

By:	/s/ Richard F. Gerrity

Name: Richard F. Gerrity Title: Treasurer

ARTESYN NORTH AMERICA, INC., as a Subsidiary Borrower

By:	/s/ Richard F. Gerrity

Name: Richard F. Gerrity Title: Treasurer

ARTESYN CAYMAN LP, as a Subsidiary Borrower

By:	ARTESYN NORTH AMERICA, INC. General Partner

	By:	/s/ Richard F. Gerrity

Name: Richard F. Gerrity Title: Treasurer

By:	ARTESYN DELAWARE LLC General Partner

	By:	/s/ Richard F. Gerrity

Name: Richard F. Gerrity Title: Treasurer

ARTESYN TECHNOLOGIES COMMUNICATION PRODUCTS, INC., as a Subsidiary Borrower

By:	/s/ Richard F. Gerrity
Name: Richard F. Gerrity Tilte: Treasurer

BANK OF AMERICA, N.A., as Administrative Agent, Lender, L/C Issuer and Swing Line Lender

By:	/s/ Dewitt W. King III

Name: Dewitt W. King III Title: Managing Director

BNP PARIBAS, as a Lender

By:	/s/ Mike Shayrock
Name: Mike Shayrock Title: Vice President

By:	/s/ Craig Pierce

Name: Craig Pierce Title: Associate

THE BANK OF NEW YORK, as a Lender

By:	/s/ Peter W. Helt

Name: Peter W. Helt Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Mark Sparrow
Name: Mark Sparrow Title: Director

COMERICA BANK, as a Lender

By:	/s/ Gerald R. Finney, JR.
Name: Gerald R. Finney, JR. Title: Vice President

DZ BANK DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK AG, FRANKFURT AM MAIN, NEW YORK BRANCH (successor by merger to DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG), as a Lender

By:	/s/ Bruce T. Ritz
Name: Bruce T. Ritz Title: Vice President

By:	/s/ Nancy J. O’Connor
Name: Nancy J. O’Connor Title: Vice President

WACHOVIA BANK, N.A., formerly known as FIRST UNION NATIONAL BANK

By:	/s/ Tom Bohrer
Name: Tom Bohrer Title: Director

FLEET NATIONAL BANK, as a Lender

By:	/s/ Thomas Schmidt
Name: Thomas Schmidt Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Vijaya Kulkarni
Name: Vijaya Kulkarni Title: AVP

STATE BANK OF INDIA, as a Lender

By:
Name: Title:

SUNTRUST BANK, as a Lender

By:	/s/ Ellyn Stern Rivkees
Name: Ellyn Stern Rivkees Title: Director

EXHIBIT A

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$ 6,545,455	16.36364%
First Union/Wachovia	$ 9,454,545	23.63636%
SunTrust Bank	$ 5,090,909	12.72727%
The Bank of Nova Scotia	$ 4,363,636	10.90909%
The Bank of New York	$ 2,909,091	7.272727%
KeyBank National Association	$ 2,909,091	7.272727%
Fleet National Bank	$ 2,909,091	7.272727%
Comerica Bank	$ 2,181,818	5.454545%
BNP PARIBAS	$ 1,454,545	3.636364%
DZ Bank Deutsche AG	$ 1,454,545	3.636364%
State Bank of India	$ 727,273	1.818182%

Total	$40,000,000	100.0%

EXHIBIT B

FORM OF FIRST AMENDMENT TO SECURITY AGREEMENT

EXHIBIT B

FIRST AMENDMENT TO SECURITY AGREEMENT

FIRST AMENDMENT, dated as of December 19, 2002 (this “Amendment”), to SECURITY AGREEMENT, dated as of January 15, 2002 (the “Security Agreement”), entered into by and among ARTESYN TECHNOLOGIES, INC., a Florida corporation (the “Company”), as a borrower, ARTESYN CAYMAN LP, a Cayman Islands exempted limited partnership, ARTESYN NORTH AMERICA, INC., a Delaware corporation and ARTESYN TECHNOLOGIES COMMUNICATION PRODUCTS, INC., a Wisconsin corporation, as Subsidiary Borrowers and Guarantors, and ARTESYN COMMUNICATION PRODUCTS LLC, as a Guarantor (the Company and the Subsidiary Borrowers and the Guarantors hereafter collectively the “Grantors”, and each a “Grantor”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders under the Credit Agreement (as hereafter defined).

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Borrowers, the Guarantors, the Lenders, and the Administrative Agent are parties to a Credit Agreement dated as of January 23, 2001 (as amended and modified supplemented from time to time the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Company and certain of its Subsidiaries.

WHEREAS, each of the Grantors has secured the performance of all of the Obligations (as defined in the Credit Agreement) by, among other things, providing to Administrative Agent, for the benefit of the Lenders, the liens and security interests set forth in the Security Agreement.

WHEREAS, the Required Lenders are willing to amend the Security Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Grantors hereby agrees with the Administrative Agent, as follows:

1.    Definitions.  Unless the context otherwise requires, capitalized terms used herein not defined above and that are defined in this Amendment shall have the respective meanings provided therefor in the Credit Agreement (as amended through the date hereof).

2.    Amendments to Agreement.

(a)  Section 1.02 is hereby amended by deleting from the definition of “Collateral” the first sentence thereof and inserting in lieu thereof the following:

“‘Collateral’ shall mean all (a) Accounts Receivable, (b) Equipment, (c) Intellectual Property, (d) Inventory, (e) deposit accounts (as such term is defined in the Uniform

Commercial Code) and investment property (as such term is defined in the Uniform Commercial Code) of the Grantors and money maintained therein howsoever denominated, and (f) Proceeds.”

3.    Representations and Warranties.  Each Grantor hereby jointly and severally represents and warrants to the Administrative Agent and the Lenders as follows:

(a)  No Default or Event of Default has occurred and is continuing.

(b)  The execution, delivery and performance by each Grantor of this Amendment has been duly authorized by all necessary corporate and other action, as applicable, and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. This Amendment and the Security Agreement as amended by this Amendment each constitutes the legal, valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with their respective terms, without defense, counterclaim or offset.

4.    Effective Date.  This Amendment will become effective as of the date that each of the following conditions precedent is satisfied (the “Effective Date”):

(a)  The Administrative Agent shall have received from each Grantor a duly executed original (or, if permitted by the Administrative Agent, an executed facsimile copy) of this Amendment, together with all Uniform Commercial Code financing statements or amendments thereto as the Administrative Agent shall reasonably request.

(b)  The Sixth Amendment, dated as of December 19, 2002, to the Credit Agreement shall be effective.

5.    Miscellaneous.

(a)  Except as herein expressly amended, all terms, covenants and provisions of the Security Agreement are and shall remain in full force and effect and all references therein to such Security Agreement shall henceforth refer to the Security Agreement as amended by this Amendment. This Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement and all other Loan Documents.

(b)  This Amendment shall be binding upon and inure to the benefit of the parties hereto and to the Credit Agreement and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(d)  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a party hereto shall bind such party with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

(e)  This Amendment, together with the Security Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of the Credit Agreement.

(f)  If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Agreement, respectively.

[The rest of this page is left blank intentionally]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the day and year first above written.

GRANTORS:

ARTESYN TECHNOLOGIES, INC., as a Borrower and a Guarantor

By:
Name: Title:

ARTESYN NORTH AMERICA, INC., as a Subsidiary Borrower and a Guarantor

By:
Name: Title:

ARTESYN CAYMAN LP, as a Subsidiary Borrower

By:	ARTESYN NORTH AMERICA, INC. General Partner

By:
Name: Title:

By:	ARTESYN DELAWARE LLC General Partner

By:
Name: Title:

ARTESYN TECHNOLOGIES COMMUNICATION PRODUCTS, INC., as a Subsidiary Borrower and a Guarantor

By:
Name: Title:

ARTESYN COMMUNICATION PRODUCTS, LLC, as a Guarantor

By:
Name: Title:

EXHIBIT C

FORM OF BLOCKED ACCOUNT AGREEMENT

BLOCKED ACCOUNT AGREEMENT

This Blocked Account Agreement (“Agreement”) is entered into as of December 19, 2002, among Artesyn Technologies, Inc., a Florida corporation (“Company”), Wachovia Bank, N.A., formerly known as First Union National Bank (“Bank”), and Bank of America, N.A., as Administrative Agent under the Loan Agreement (as hereinafter defined) (“Agent”).

RECITALS

A.    Company and Agent are parties to that certain Credit Agreement dated as of January 23, 2001, among Artesyn Technologies, Inc. and certain of its subsidiaries as borrowers, the lenders therein, and Bank of America, N.A., as administrative agent (as amended, modified or supplemented from time to time, the “Loan Agreement”).

B.    Pursuant to the terms of the Security Agreement (as such term is defined in the Loan Agreement), Company has granted to Agent, for the benefit of the lenders thereunder, a security interest in substantially all of Company’s domestic real and personal property (the “Collateral”), including, without limitation, the Account (as defined below), all funds deposited in the Account to secure the payment and performance of certain obligations of Company to the lenders under the Loan Agreement (the “Obligations”).

C.    Company has agreed to maintain deposit account number 2090002083994 in its name (the “Account”) in its name at Bank, into which Company shall deposit cash, checks, drafts or other orders for payment of money relating to or constituting payments made in respect of any and all Collateral (collectively, the “Payments”).

D.    Company, Agent and Bank are entering into this Agreement to provide for the disposition of net proceeds of cash, checks, drafts and other orders for the payment of money deposited by Company into the Account.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, Company, Agent and Bank agree as follows:

1.    Bank is hereby authorized:

(a)  to charge the Account for all returned checks, service charges, and other fees and charges associated with this Agreement;

(b)  to follow its usual procedures in the event the Account or any check, draft or other order for payment of money should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process (“Order”); and

(c)  upon notification by the Agent that an Event of Default (as such term is defined in the Loan Agreement) has occurred and is continuing and for so long as such Event of Default shall be continuing, to transfer pursuant to Agent’s instructions any collected and available balances in the Account each Business Day by wire transfer to the following account:

Bank Name: Bank of America, N.A.
Location: Dallas, Texas
ABA Routing No.: 111000012
Credit Account No.: 3750836479

Agent will give Bank sufficient advance written notice of any change in the instructions for Bank to act upon such changes. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. “Business Day” means each Monday through Friday, excluding Bank holidays;

(d)      during all periods other than those in which an Event of Default has occurred and is continuing (as the Bank has been so notified by the Agent pursuant to subsection 1(c) hereof), the Bank may comply with Company instructions regarding the Account and funds therein.

2.  (a)  If, subsequent to notification by the Agent in accordance with subsection 1(c) hereof and for so long as the related Event of Default shall be continuing, the balances in the Account are not sufficient to pay Bank for any returned check, draft or other order for the payment of money, or if applicable law prohibits charge or offset against the Account, or contact with the Company, Agent agrees to pay Bank on demand the amount due Bank.

(b)  If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank under this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank within 30 days after the demand, the amount due Bank.

(c)  Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 2(a) or 2(b).

(d)  Bank agrees it shall not offset against the Account, except as permitted under this Agreement, until it has been advised in writing by Agent that all of Company’s obligations which are secured by the Account and all funds deposited in the Account, are paid in full. Agent shall notify Bank promptly in writing upon payment in full of Company’s obligations and this Agreement shall automatically terminate upon receipt of such notice.

3.  Termination of this Agreement shall be as follows:

(a)  Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Agent. Agent may terminate this Agreement upon 30 days’ prior written notice to the Company and Bank. Company may not terminate this Agreement except with the written consent of Agent and upon 30 days’ prior written notice to Bank and Agent.

(b)  Notwithstanding subsection 3(a), Bank may terminate this Agreement at any time by written notice to Company and Agent if either Company or Agent breaches any of the terms of this Agreement.

(c)  Notwithstanding subsection 3(a), Bank may also terminate this Agreement at any time if Company (i) breaches any other agreement with Bank or any agreement involving the borrowing of money or extension of credit; (ii) liquidates, dissolves, merges with or into or consolidates with another entity or sells, leases or disposes of a substantial portion of its business or assets; (iii) terminates its business, fails generally or admits in writing its inability to pay its debts as they become due; any bankruptcy, reorganization, arrangement, insolvency, dissolution or similar proceeding is instituted with respect to Company; Company makes any assignment for the benefit of creditors or enters into any composition with creditors or takes any action in furtherance of any of the foregoing; or (iv) any material adverse change occurs in Company’s financial condition, results of operations or ability to perform its obligations under this Agreement. Company shall promptly give written notice to Bank of the occurrence of any of the foregoing events as it applies to it.

4.  (a)   Bank will not be liable to Company or Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence.

(b)  In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

(c)  Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of government, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Company or Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

5.  Company shall indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys’ fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company’s obligations under this section shall survive termination of this Agreement.

6.  (a) Company and Agent each represent and warrant to Bank that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b) Company and Agent each agrees that it shall be deemed to make and renew each representation and warranty in subsection 6(a) on and as of each day on which it uses the service.

7.  Company represents and warrants that it has not assigned or granted a security interest in the Account or any funds now or hereafter deposited in the Account, except to Agent.

8.  Company agrees that it will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than Agent’s security interest referred to herein.

9.  Agent acknowledges and agrees that Bank has the right to charge the Account from time to time, as set forth in this Agreement, and the Account agreement, as said agreements are amended from time to time, and that Agent has no right to the sums so withdrawn by Bank.

10.  In addition to the original statement which will be provided to Company, Bank will provide Agent with a duplicate statement and such other account information reasonably requested by Agent. Company authorizes Bank to provide any account information requested by Agent.

11.  Company agrees to pay to Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and attorneys’ fees (including reasonable allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights hereunder in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

12.  Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and neither Company nor Agent shall assert any claim against Bank for so doing.

13.  This Agreement may be amended only by a writing signed by Company, Agent and Bank; except that Bank’s charges are subject to change by Bank upon 30 days’ prior written notice to Company.

14.  This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

15.  Any written notice or other written communications to be given to each party under this Agreement shall be addressed to the person at the address set forth on the signature page of this Agreement or to such other person or address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

16.  This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

17.  Neither Company nor Agent may assign any of its rights under this Agreement without the prior written consent of Bank.

18.  Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Company, Agent and Bank.

19.  This Agreement shall be interpreted in accordance with New York law without reference to New York principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

ARTESYN TECHNOLOGIES, INC.
Address for notices:

By:
Name:
Title:	Artesyn Technologies, Inc.
7900 Glades Road
Boca Raton, Florida 33434
Telecopier: (561) 451-1020
Attention: Richard Gerrity

BANK OF AMERICA, N.A., as Administrative Agent
Address for notices:

By:
Name:
Title:	Bank of America, N.A.
Mail Code: CA4-706-05-09
Agency Administrative Services
1850 Gateway Boulevard
Concord, California 94520-3282
Telecopier: 1-888-969-2621
Attention: Brian Graybill,
Tel. 925-675-8414

WACHOVIA BANK, N.A., formerly known as FIRST UNION NATIONAL BANK
Address for notices:

By:
Name:
Title:	Wachovia Bank, N.A.
301 South College Street
NC 0537
Charlotte, NC 28288
Attn: Special Situations Group

EXHIBIT D

FORM OF

GUARANTORS’ ACKNOWLEDGMENT AND CONSENT

The undersigned, each a Guarantor with respect to the Company’s and the Borrowers’ obligations to the Administrative Agent and the Lenders under the Credit Agreement dated as of January 23, 2001 among Artesyn Technologies, Inc., a Florida corporation, as a borrower, Artesyn Cayman LP, a Cayman Islands exempted limited partnership, Artesyn North America, Inc., a Delaware corporation and Artesyn Technologies Communication Products, Inc., a Wisconsin corporation, as the initial Subsidiary Borrowers, Artesyn Technologies, Inc. and certain of its subsidiaries, as guarantors, the financial institutions party to the Credit Agreement, as Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, as amended and modified by the Waiver and First Amendment to Credit Agreement dated as of October 12, 2001, as further amended and modified by the Waiver and Second Amendment to Credit Agreement dated as of December 3, 2001, as amended by the Waiver and Third Amendment dated as of January 15, 2002, the Fourth Amendment dated as of April 18, 2002, and the Fifth Amendment dated as of May 30, 2002, as amended and modified by the “Sixth Amendment” defined below and as it may be further amended, modified or supplemented from time to time (the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Company and certain of its Subsidiaries, each hereby:

(i)  acknowledge and consent to the execution, delivery and performance by the Company and the Subsidiary Borrowers of the Sixth Amendment to Credit Agreement, dated as of December 19, 2002, by and among Artesyn Technologies, Inc., a Florida corporation, as a borrower, Artesyn Cayman LP, a Cayman Islands exempted limited partnership, Artesyn North America, Inc., a Delaware corporation and Artesyn Technologies Communication Products, Inc., a Wisconsin corporation, as the initial Subsidiary Borrowers, the financial institutions party to the Credit Agreement, as Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Sixth Amendment”); and

(ii)  reaffirm and agree that the respective Guaranty as to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Lenders in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim and will so continue.

Each of the undersigned hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, servants, employees, agents, attorneys, financial advisors, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Lender Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Borrower ever had or now has against the Released Lender Parties which may have

B-1

arisen at any time on or prior to the Effective Date (as such term is defined in the Sixth Amendment) of the Sixth Amendment and which were in any manner related to the Loan Documents or the enforcement by the Administrative Agent of rights, remedies or recourses related thereto.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

ARTESYN TECHNOLOGIES, INC., as a Guarantor

By:
Name: Title:

ARTESYN NORTH AMERICA, INC., as a Guarantor

By:
Name: Title:

ARTESYN TECHNOLOGIES COMMUNICATION PRODUCTS, INC., as a Guarantor

By:
Name: Title:

ARTESYN COMMUNICATION PRODUCTS LLC, as a Guarantor

By:
Name: Title:

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EXHIBIT E

FORM OF

COMMITMENT REDUCTION NOTICE

TO: BANK OF AMERICA, N.A., as Administrative Agent

DATE: December             , 2002

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of January 23, 2001 among Artesyn Technologies, Inc., a Florida corporation, as a borrower, Artesyn Cayman LP, a Cayman Islands exempted limited partnership, Artesyn North America, Inc., a Delaware corporation and Artesyn Technologies Communication Products, Inc., a Wisconsin corporation, as the initial Subsidiary Borrowers, Artesyn Technologies, Inc. and certain of its subsidiaries, as guarantors, the financial institutions party to the Credit Agreement, as Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, as amended (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

The Company hereby irrevocably notifies you, in accordance with Section 2.06 of the Credit Agreement and the Sixth Amendment, dated as of December             , 2002 (the “Sixth Amendment”), by and among the Company, the Subsidiary Borrowers, the financial institutions party to the Credit Agreement, as Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, of a permanent reduction in the Aggregate Commitments to an amount equal to $40,000,000 effective upon the Effective Date (as defined in the Sixth Amendment).

The Company hereby certifies that the Outstanding Amount of all Loans and L/C Obligations is $25,000,000.

Sincerely, ARTESYN TECHNOLOGIES, INC.

By:
Name: Title:

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